Exhibit 99.1
Mainland Resources, Inc. 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 info@mainlandresources.com
NEWS RELEASE _______________________________________________________________________

MAINLAND RESOURCES, INC. APPOINTS PHILLIP SCHAEFER TO
ADVISORY COMMITTEE

HOUSTON, TX - April 6, 2010 - Mainland Resources, Inc. (the "Company") (OTCBB: MNLU, Frankfurt 5MN) has appointed Philip A. Schaefer to its Advisory Committee.

Philip Schaefer is the founder of World Pension Forum.

Mr. Schaefer has created the World Pension Forum in order for participants to meet with leading business, financial and political leaders around the world to help educate pension fund managers to make the most knowledgeable investment decisions possible.

A former partner at Bear Sterns for seventeen years, Mr. Schaefer has had an illustrious career in private enterprise as well as public service.

He was appointed to the U.S. Council on the Humanities and confirmed by the United States Senate. He was also appointed by President Carter to the U.S. Circuit Judge Nominating Commission and appointed to the Small Business Administration. After graduating from Antioch College in 1964, Mr. Schaefer became a member of the first Peace Corps group sent to Kenya. Swahili remains his second language.

Mr. Schaefer organized the first post-apartheid conference in South Africa with President Nelson Mandela and Bishop Desmond Tutu. That conference was followed up by conferences around the world that included hosting several Nobel Peace Prize Winners including Presidents Mikhail Gorbachev, Kim Dae Jung, Lech Walesa, the late Yitzhak Rabin, and Elie Wiesel.

About Mainland Resources, Inc.

Mainland Resources is a junior company engaged in the exploration and development of oil and gas resources. The Company's current initiatives are focused on the acquisition and development of leases in emerging gas regions with the potential for discoveries including the Haynesville shale.

Symbol:    MNLU - OTCBB, Symbol: 5MN; Frankfurt, WKN No.: A0ND6N
Contact:   Investor Relations (USA)
                 Toll-Free North America +1-877-662-3668

                 Investor Relations (Europe)
                 Tel. +49-69-7593-8408

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